EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219660) of our report dated June 14, 2018, appearing in this Annual Report on Form 11-K of the Perficient, Inc. 401(k) Employee Savings Plan for the year ended December 31, 2017.

/s/ Brown Smith Wallace, LLP

St. Louis, Missouri
June 14, 2018